Exhibit 99.2

News Release

Ecolab Inc.

370 Wabasha Street North

St. Paul, Minnesota  55102

FOR IMMEDIATE RELEASE

Michael J. Monahan            651.293.2809

ECOLAB CLOSES ON MERGER WITH NALCO

ST. PAUL, Minn., December 1, 2011- Ecolab Inc. announced that it has completed its merger with Nalco Holding Company effective today.  On November 30, 2011 shareholders of both Ecolab and Nalco overwhelmingly approved the merger of the two companies. Subsequently, Ecolab received the final remaining antitrust approval.

Based on the closing date of the transaction, the deadline for former Nalco stockholders to make their election to receive cash or shares of Ecolab common stock in accordance with the merger agreement will be 5:00 p.m., New York City time, December 7, 2011.

With 2011 annualized sales of $11 billion and more than 38,000 employees, Ecolab Inc. (NYSE: ECL) is the global leader in water, hygiene and energy technologies and services that provide and protect clean water, safe food, abundant energy and healthy environments. Ecolab delivers comprehensive programs and services to the food, energy, healthcare, industrial and hospitality markets in more than 160 countries. More Ecolab news and information is available at www.ecolab.com.

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(ECL-A)